                                                                     Exhibit 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS
The Sponsors and Trustee of
Municipal Investment Trust Fund--Monthly Payment Series--569, Defined Asset
Funds

We consent to the use in this Post-Effective Amendment No. 2 to Registration Statement No. 333-01983 of our opinion dated June 9, 1998 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading 'Miscellaneous--Auditors' in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
July 15, 1998